UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 1-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Index Definitions

ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information set forth in Item 7.01 below is incorporated by reference in this Item 2.02 as if fully set forth herein.

ITEM 7.01 — REGULATION FD DISCLOSURE

On November 14, 2006, Calpine Corporation (“Calpine” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended September 30, 2006 (the “Monthly Operating Statement”), with the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the United States Bankruptcy Code (the “Bankruptcy Code”) and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Index Definitions

Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company uses words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Chapter 11 cases and CCAA proceedings, including impact on operations; (ii) the Company’s ability to attract, retain and motivate key employees and successfully implement new strategies; (iii) the Company’s ability to successfully reorganize and emerge from Chapter 11; (iv) the Company’s ability to attract and retain customers and counterparties; (v) the Company’s ability to implement its business plan; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the Company’s ability to manage liquidity needs and comply with financing obligations; (viii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements; (ix) the expiration or termination of the Company’s PPAs and the related results on revenues; (x) potential volatility in earnings and requirements for cash collateral associated with the use of commodity contracts; (xi) price and supply of natural gas; (xii) risks associated with power project development, acquisition and construction activities; (xiii) risks associated with the operation of power plants, including unscheduled outages of operating plants; (xiv) factors that impact the output of the Company’s geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xv) quarterly and seasonal fluctuations of the Company’s results; (xvi) competition; (xvii) risks associated with marketing and selling power from plants in the evolving energy markets; (xviii) present and possible future claims, litigation and enforcement actions; (xix) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xx) other risks identified in this report and in the Company’s annual and quarterly reports on Forms 10-K and 10-Q. You should also carefully review other reports that the Company files with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended September 30, 2006.

Index Definitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Corporate Controller and Chief Accounting Officer

Date: November 14, 2006

Index Definitions

EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended September 30, 2006.

Index Definitions

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM SEPTEMBER 1, 2006, TO SEPTEMBER 30, 2006

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN THOUSANDS):	$ 488,667

DEBTORS’ ATTORNEY:	Kirkland & Ellis LLP
Richard M. Cieri (RC 6062)
Marc Kieselstein admitted pro hac vice
David R. Seligman admitted pro hac vice
Edward O. Sassower (ES 5823)
Citigroup Center
153 East 53rd Street
New York, NY 10022-4611

	MONTHLY OPERATING INCOME (LOSS) (IN THOUSANDS):	$(151,770)

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President, Corporate Controller and Chief Accounting Officer
DATE: November 14, 2006	Calpine Corporation

Index

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “the Company,” “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court effective December 31, 2005. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition

2005 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on May 19, 2006

2006 First Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on July 3, 2006

2006 Second Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC on August 14, 2006

2006 Third Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed with the SEC on November 9, 2006

2006 Forms 10-Q	2006 First Quarter Form 10-Q, 2006 Second Quarter Form 10-Q, and 2006 Third Quarter Form 10-Q

APB	Accounting Principles Board

ASC	Aircraft Services Corporation

Bankruptcy Code	United States Bankruptcy Code

Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors

Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary

Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court

CCAA	Companies’ Creditors Arrangement Act (Canada)

CCFC	Calpine Construction Finance Company, L.P.

CES	Calpine Energy Services, L.P.

Chapter 11	Chapter 11 of the Bankruptcy Code

Index

Abbreviation	Definition

DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of December 22, 2005, as amended on January 26, 2006, and as amended and restated by that certain Amended and Restated Revolving Credit, Term Loan and Guarantee Agreement, dated as of February 23, 2006, among Calpine Corporation, as borrower, the Guarantors party thereto, the Lenders from time to time party thereto, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as joint syndication agents, Deutsche Bank Trust Company Americas, as administrative agent for the First Priority Lenders, General Electric Capital Corporation, as Sub-Agent for the Revolving Lenders, Credit Suisse, as administrative agent for the Second Priority Term Lenders, Landesbank Hessen Thuringen Girozentrale, New York Branch, General Electric Capital Corporation and HSH Nordbank AG, New York Branch, as joint documentation agents for the First Priority Lenders and Bayerische Landesbank, General Electric Capital Corporation and Union Bank of California, N.A., as joint documentation agents for the Second Priority Lenders

EITF	Emerging Issues Task Force

Exchange Act	United States Securities Exchange Act of 1934, as amended

FASB	Financial Accounting Standards Board

FERC	Federal Energy Regulatory Commission

FIN	FASB Interpretation Number

First Priority Notes	Calpine Corporation’s 9 5/8% First Priority Senior Secured Notes Due 2014

GAAP	Generally accepted accounting principles in the United States

LSTC	Liabilities subject to compromise

Mitsui	Mitsui & Co., Ltd.

Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)

Petition Date	December 20, 2005

PG&E	Pacific Gas & Electric Company

PPA(s)	Power purchase agreement(s)

SDG&E	San Diego Gas & Electric Company

SEC	United States Securities and Exchange Commission

Second Priority Debt

Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013, 9 7/8% Second Priority Senior Secured Notes Due 2011, and Senior Secured Term Loans Due 2007

Securities Act	United States Securities Act of 1933, as amended

Index

Abbreviation	Definition

SFAS	Statement of Financial Accounting Standards

SOP	Statement of Position

The Geysers Assets	19 geothermal power plant assets located in northern California

ULC I	Calpine Canada Energy Finance ULC

ULC II	Calpine Canada Energy Finance II ULC

U.S.	United States of America

U.S. Bankruptcy Court	United States Bankruptcy Court for the Southern District of New York

U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

Index Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the period from September 1, 2006, through September 30, 2006

Revenue:
Electricity and steam revenue	$429,362
Sales of purchased power and gas for hedging and optimization	3,293
Mark-to-market activities, net	23,189
Other revenue	5,593
Total revenue	461,437
Cost of revenue:
Plant operating expense	75,578
Royalty expense	2,257
Transmission purchase expense	6,077
Purchased power and gas expense for hedging and optimization	(14,150)
Fuel expense	288,212
Depreciation and amortization expense	49,008
Operating plant impairments	—
Operating lease expense	5,360
Other cost of revenue	6,060
Total cost of revenue	418,402
Gross profit	43,035
Equipment, development project and other impairments	1,017
Project development expense	1,481
Research and development expense	1,408
Sales, general and administrative expense	21,239
Income from operations	17,890
Interest expense	76,616
Interest (income)	(6,646)
Minority interest expense	2,594
Other (income) expense, net	(3,354)
Income before reorganization items and provision for income taxes	(51,320)
Reorganization items	101,836
Income (loss) before provision for income taxes	(153,156)
Provision (benefit) for income taxes	(1,386)
Net income (loss)	$(151,770)

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

September 30, 2006

ASSETS

Current assets:
Cash and cash equivalents	$988,975
Accounts receivable, net	828,043
Margin deposits and other prepaid expense	341,972
Inventories	180,757
Restricted cash	431,769
Current derivative assets	184,878
Current assets held for sale	367,600
Other current assets	102,592
Total current assets	3,426,586
Restricted cash, net of current portion	191,999
Notes receivable, net of current portion	145,294
Project development costs	26,309
Investments	101,311
Deferred financing costs	157,843
Prepaid lease, net of current portion	184,781
Property, plant and equipment, net	13,889,035
Goodwill	45,160
Other intangible assets, net	51,332
Long-term derivative assets	394,392
Other assets	613,672
Total assets	$19,227,714

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index Definitions

CONSOLIDATED CONDENSED BALANCE SHEET — (Continued)

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$483,904
Accrued payroll and related expense	37,848
Accrued interest payable	174,542
Income taxes payable	99,073
Notes payable and other borrowings, current portion	149,738
Preferred interests, current portion	8,722
Capital lease obligations, current portion	284,530
CCFC financing, current portion	3,208
CalGen financing, current portion	2,510,827
Construction/project financing, current portion	558,354
DIP Facility, current portion	3,500
Current derivative liabilities	277,880
Current liabilities held for sale	363,780
Other current liabilities	335,580
Total current liabilities	5,291,486
Notes payable and other borrowings, net of current portion	420,719
Preferred interests, net of current portion	574,893
Capital lease obligations, net of current portion	224
CCFC financing, net of current portion	778,663
Construction/project financing, net of current portion	1,474,200
DIP Facility, net of current portion	993,875
Deferred income taxes, net of current portion	405,153
Deferred revenue	109,920
Long-term derivative liabilities	528,159
Other liabilities	156,363
Total liabilities not subject to compromise	10,733,655
Liabilities subject to compromise	15,039,613
Commitments and contingencies	—
Minority interests	270,712
Stockholders’ equity (deficit):
Common stock	544
Additional paid-in capital	3,270,575
Additional paid-in capital, loaned shares	185,600
Additional paid-in capital, returnable shares	(185,600)
Accumulated deficit	(10,018,700)
Accumulated other comprehensive loss	(68,685)
Total stockholders’ deficit	(6,816,266)
Total liabilities and stockholders’ deficit	$19,227,714

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

Index Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the period from September 1, 2006, to September 30, 2006

1.  Chapter 11 Cases and CCAA Proceedings

Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. The Chapter 11 cases are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL). See Note 2 “Chapter 11 Cases and CCAA Proceedings” in our 2006 Third Quarter Form 10-Q for a summary of our Chapter 11 cases and CCAA proceedings. Described below are the most significant events that were pending or occurred in the Chapter 11 cases during or after the month ended September 30, 2006.

On September 13, 2006, the U.S. Bankruptcy Court approved our motion to sell the Dighton Power Plant, a 170-MW natural gas-fired facility located in Dighton, Massachusetts to BG North America, LLC, for approximately $90 million after completing an auction process in the U.S. Bankruptcy Court. Closing of the transaction occurred on October 1, 2006.

In addition, on September 13, 2006, the U.S. Bankruptcy Court approved our motion seeking authority to make capital contributions for the continued development of Greenfield Energy Centre, a 1,005-MW, natural gas-fired facility being developed in Ontario, Canada. We expect to make approximately $45 million in capital contributions to the project between such date and December 2006.

On September 21, 2006, the U.S. Bankruptcy Court approved our motion to sell a partial ownership interest in Russell City Energy Company, LLC, a proposed 600-MW natural gas-fired facility to be built in Hayward, California, to ASC, an affiliate of General Electric Capital Corporation, after completing an auction process in the U.S. Bankruptcy Court. As part of the transaction, we received approval from the U.S. Bankruptcy Court to transfer the Russell City project assets, which the parties have agreed are valued at approximately $81 million, to a newly formed entity in which we have a 65% ownership interest and ASC has a 35% ownership interest. In exchange for its 35% ownership interest, ASC has agreed to provide approximately $44 million of capital funding and to post an approximately $37 million letter of credit as required under a PPA with PG&E related to the Russell City project. We have the right to reacquire ASC’s 35% interest during the period beginning on the second anniversary and ending on the fifth anniversary of commercial operations of the facility. Exercise of the buyout right requires 180 days prior written notice to ASC and payment of an amount necessary to yield a stipulated pre-tax internal rate of return to ASC, calculated using assumptions specified in the transaction agreements. Closing of the transaction occurred on October 2, 2006.

On September 22, 2006, our wholly owned subsidiary, MEP Pleasant Hill, LLC, entered into an asset purchase agreement with Aquila, Inc. to sell substantially all of the assets related to the Aries Project, a 590-MW natural gas-fired facility in Pleasant Hill, Missouri, for approximately $159 million. On October 12, 2006, the U.S. Bankruptcy Court approved an auction process in which qualifying bidders can make competing offers on the transaction. The sale hearing is currently scheduled for December 6, 2006, before the U.S. Bankruptcy Court. Closing of the transaction is subject to certain additional conditions including receipt of any required regulatory approvals.

During the course of the Chapter 11 cases, the U.S. Debtors have determined that certain gas transportation and power transmission contracts no longer provide any benefit to the U.S. Debtors or their estates. In certain instances, the U.S. Debtors have given notice to counterparties to these contracts that the U.S. Debtors will no longer accept or pay for service under such contracts. We believe that any claims resulting from the repudiation, rejection, or termination of these contracts will be treated as pre-petition general unsecured claims. Accordingly, we recorded non-cash charges of $87.1 million, $96.6 million and $405.4 million for the one, three and nine months ended September 30, 2006, respectively, as our current estimate of the expected allowed claims related primarily to these contracts. These charges are reported as reorganization items in our Consolidated Condensed Statements of Operation s and are included in liabilities subject to compromise in the Consolidated Condensed Balance Sheet at September 30, 2006.

Index Definitions

On October 11, 2006, we closed the sale of our leasehold interest in the Fox Energy Center, a 560-MW natural gas-fired facility located in Kaukauna, Wisconsin, for $16.3 million and the extinguishment of financing obligations of $352.3 million, plus accrued interest.

We have identified for potential sale 15 turbines, comprising 14 combustion turbines and one steam turbine. The generating capacities of the turbines range from approximately 45 MW to approximately 180 MW. The U.S. Bankruptcy Court approved our sale of one of the combustion turbines for $16.0 million on October 12, 2006, and on October 25, 2006, approved bidding procedures for the sale of four additional combustion turbines for which the outstanding bid is $48.0 million. The sale hearing for the four turbines is currently scheduled for November 15, 2006.

On October 23, 2006, we filed a motion in the U.S. Bankruptcy Court for approval of certain transfers and other agreements relating to the Otay Mesa Energy Center, LLC, a 593-MW natural gas-fired facility currently under development in San Diego County, California. The agreements include a revised 10-year PPA with SDG&E, a sublease agreement which includes options in favor of Calpine and SDG&E, under certain circumstances, to purchase the Otay Mesa Energy Center from the other after 10 years of operations. The motion also seeks, among other things, approval of the transfer of certain facility assets to Otay Mesa Energy Center free and clear of any existing liens and authorization for Calpine to make cash contributions to Otay Mesa Energy Center, a Non-U.S. Debtor, not to exceed $35 million. A hearing on this motion is currently scheduled for November 15, 2006.

On October 25, 2006, the U.S. Bankruptcy Court authorized CES to assume a PPA with CCFC and enter into a settlement agreement with CCFC. The settlement agreement, which provided for CES to assume the PPA (allowing CES to reduce potential cure and administrative expense claims against its estate in the amount of approximately $250 million), also allows CCFC and CCFCP to secure a substantial majority of the cash flow from CCFC necessary to service their debt and redeemable preferred shares, respectively, and allows Calpine Corporation to maintain control of and preserve its equity value in CCFC and its subsidiaries.

RockGen Energy LLC leases a 460-MW natural gas-fired facility located in Christiana, Wisconsin. On November 2, 2006, we entered into a Forebearance Agreement with the RockGen owner lessors and owner participants, as well as the trustees and other parties to the RockGen sale/leaseback financing and, due to the highly confidential and proprietary information set forth in the Forbearance Agreement, sought and obtained the approval of the U.S. Bankruptcy Court to file the motion to approve the Forbearance Agreement under seal. Following entry of the order approving the request to file under seal, on November 2, 2006, we filed under seal the motion to approve the Forbearance Agreement with the U.S. Bankruptcy Court, which motion will be heard by the U.S. Bankruptcy Court on November 15, 2006. We believe that the Forbearance Agreement will provide a consensual mechanism to maximize the value of the RockGen facility and to minimize claims in the Chapter 11 cases.

On November 3, 2006, we entered into an asset purchase agreement with Puget Sound Energy to sell substantially all of the assets of the Goldendale Energy Center, a 271-MW natural gas-fired combined-cycle power plant located in Goldendale, Washington, for approximately $100 million, plus the assumption by Puget Sound Energy of certain liabilities. On November 14, 2006, we filed a motion in the U.S. Bankruptcy Court for approval of an auction process in which qualified bidders can make competing offers for the project. Closing of the transaction is subject to certain additional conditions including receipt of any required regulatory approvals.

In addition, in the CCAA proceedings, the Canadian Debtors sought and obtained a stay of proceedings from the Canadian Court in connection with the CCAA filings. Unlike the automatic stay provided under the Bankruptcy Code, there is no provision for an automatic stay under the CCAA. Pursuant to various orders, the most recent dated September 28, 2006, the Canadian Court extended its stay of proceedings through November 14, 2006. On November 6, 2006, the Canadian Debtors filed a motion to further extend the stay of proceedings to March 20, 2007, which is to be considered by the Canadian Court on November 14, 2006.

Index Definitions

2.  Basis of Presentation

The accompanying consolidated condensed financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The consolidated condensed financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated condensed balance sheets and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is expected to be an allowed c laim. Liabilities not subject to compromise are separately classified as current or noncurrent. Expenses, provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the 2005 Form 10-K and the 2006 Forms 10-Q.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Trading activity is presented net in accordance with EITF Issue No. 02-03. Of the total mark-to-market gain of $23.2 million in September 2006, there was a $25.7 million unrealized gain, and we had a realized loss of $2.5 million. The realized loss included a non-cash gain of approximately $6.5 million from amortization of various items.

Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statement of Cash Flows will be excluded from Monthly Operating Statements except on a quarterly basis. See Schedule VIII for the Consolidated Condensed Statement of Cash Flows for the nine months ended September 30, 2006.

Index Definitions

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2005 Form 10-K and Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” in the Notes to Consolidated Condensed Financial Statements included in each of the 2006 Forms 10-Q for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

SFAS No. 123-R

In December 2004, FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment,” referred to as SFAS No. 123-R, which requires a public company to use the fair value method of accounting for stock-based compensation. We adopted this standard as of January 1, 2006, and applied the modified prospective transition method. The modified prospective approach applies to the unvested portion of all awards granted prior to January 1, 2006, and to all prospective awards. Prior financial statements are not restated under this method.

SFAS No. 123-R also requires the cash flows resulting from the tax benefits that occur from estimated tax deductions in excess of the compensation cost recognized be presented as financing cash flows in the statement of cash flows. Prior to adopting this statement, we presented tax benefits from allowable deductions as operating cash flows in our Consolidated Condensed Statement of Cash Flows.

As we previously adopted the fair value method of accounting under SFAS No. 123 as amended by SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” on January 1, 2003, the adoption of SFAS No. 123-R did not have a material impact on our results of operations, cash flows or financial position.

SFAS No. 154

In May 2005, FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement replaces APB Opinion No. 20, “Accounting Changes,” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. Adoption of this statement did not materially impact our consolidated results of operations, cash flows or financial position.

FASB Interpretation No. 48

In June 2006, FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.” FIN 48 addresses the recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows, and financial position.

Index Definitions

SAB No. 108

In September 2006, the SEC Staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 establishes a “dual approach” for quantifying the effects of financial statement errors, which requires the quantification of the effect of financial statement errors on each financial statement, as well as related disclosures. SAB No. 108 permits public companies to initially adopt its provisions either by (i) restating prior financial statements as if the “dual approach” had always been applied or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded in the opening balance of retained earnings. Public companies must begin to apply the provisions of SAB No. 108 no later than their annual financial statements for their first fiscal year ending after November 15, 2006. We do not expect the application of the provisions of SAB No. 108 will have a material impact on our results of operations, cash flows or financial condition.

5.  Cash and Cash Equivalents, Restricted Cash and Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited to the operations of the respective projects. At September 30, 2006, $675.8 million of the cash and cash equivalents balance was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Statements of Cash Flows.

The table below represents the components of our consolidated restricted cash as of September 30, 2006, (in thousands):

	Current	Non-Current	Total
Debt service	$97,962	$113,681	$211,643
Rent reserve	32,511	—	32,511
Construction/major maintenance	83,935	29,526	113,461
Security/project reserves	71,061	32,000	103,061
Collateralized letters of credit and other credit support	101,632	—	101,632
Other	44,668	16,792	61,460
Total	$431,769	$191,999	$623,768

Of our restricted cash at September 30, 2006, $269.4 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Index Definitions

Power Contract Financing, L.L.C.	$134.0
Gilroy Energy Center, LLC	31.3
Riverside Energy Center, LLC	36.4
Rocky Mountain Energy Center, LLC	38.0
Calpine Northbrook Energy Marketing, LLC	8.5
Calpine King City Cogen, LLC	18.9
Calpine Fox LLC	—
Power Contract Financing III, LLC	2.3
$269.4

Margin Deposits — As of September 30, 2006, to support commodity transactions, we had margin deposits with third parties of $194.9 million; we made gas and power prepayments of $89.8 million; and had letters of credit outstanding of $2.9 million. Counterparties had deposited with us $6.9 million as margin deposits at September 30, 2006. Also, counterparties had letters of credit of $7.5 million at September 30, 2006. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it i s difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  Rejected Contracts and Related Matters

The U.S. Debtors have assumed certain contracts and unexpired leases related to non-residential real property and have identified certain significant contracts and leases to be rejected or repudiated. See Note 2 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Third Quarter Form 10-Q for a summary of significant developments in connection with these matters.

7.  Liabilities Subject to Compromise

The claims bar dates—the dates by which claims against the Calpine Debtors (other than Calpine Geysers Company, L.P.) were to be filed with the applicable Bankruptcy Court—were set for August 1, 2006. On September 13, 2006, the U.S. Bankruptcy Court approved our motion to set the claims bar date for claims against Calpine Geysers Company, L.P., one of the Calpine Debtors, for October 31, 2006. Accordingly, not all potential claims against the U.S. Debtors would have been filed as of September 30, 2006. See Note 2 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Third Quarter Form 10-Q for additional information.

The amounts of LSTC at September 30, 2006 consisted of the following (in millions):

Accounts payable and accrued liabilities	$374.8
Terminated derivative liabilities	538.1
Project financing	159.1
Convertible notes	1,823.5
Second priority senior secured notes(1)	3,671.9
Unsecured senior notes	1,880.0
Notes payable and other liabilities – related party	1,118.1
Provision for allowed claims(2)	5,474.1
Total liabilities subject to compromise	$15,039.6

__________

(1)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under-secured. We do, however, believe that there is uncertainty about whether the market value of

Index Definitions

the assets securing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Accordingly, we have classified the Second Priority Debt as LSTC.

(2)

Consists primarily of estimated allowed claims related to guarantees by Calpine Corporation of repayment of unsecured senior notes (original principal amount of $2,597.2 million) for two wholly owned finance subsidiaries of the Company, ULC I and ULC II. The amounts outstanding to unrelated security holders had been reduced to $1,943.0 million at December 31, 2005, due to repurchases of such senior notes. However, some of the repurchased notes are held by certain of Calpine Corporation’s Canadian subsidiaries and are expected to give rise to allowed claims by these subsidiaries under the above guarantees. Additionally, there is a guarantee by Calpine Corporation of the obligations of its wholly owned subsidiary, Quintana Canada Holdings, LLC, under certain subscription agreements with ULC I, under which claims may be asserted for the same amounts sought under the Calpine Corporation guarantees of the ULC I notes. Although the expected claims are redundant relative to the underlying exposure to unrelated security holders, the Company determined that these duplicative claims were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although the U.S. Debtors fully reserve their rights in this regard.

8.  DIP Facility

Pursuant to the DIP Facility, and applicable orders of the U.S. Bankruptcy Court, the DIP Facility lenders have made available to Calpine up to $2 billion comprised of a $1 billion revolving credit facility, a $400 million first priority term loan facility and a $600 million second priority term loan facility. The DIP Facility, which is guaranteed by each of the other U.S. Debtors, will remain in place until the earlier of an effective plan of reorganization or December 20, 2007. The DIP Facility is secured by first priority liens on all of the unencumbered assets of the U.S. Debtors, including The Geysers Assets, and junior liens on all of their encumbered assets. The proceeds of borrowings and letters of credit issued under the DIP Facility will be used, among other things, for working capital and other general corporate purposes. In February 2006, a portion of the borrowings under the revolving loan faci lity were used to fund a portion of the costs in connection with the purchase of the Geysers Assets. In May 2006 and June 2006, a portion of the funds drawn under the term loan facilities, together with approximately $409 million of restricted cash, plus related interest thereon, were used to repay $646.1 million of the First Priority Notes. During the month of September 2006, there were no amounts outstanding under the revolving loan facility, and no additional letters of credit were issued against the revolving credit facility. Accordingly, at September 30, 2006, there was $997.4 million outstanding under the term loan facilities, nothing outstanding under the revolving credit facility and $11.7 million of letters of credit issued against the revolving credit facility.

The DIP Facility was amended on September 25, 2006, to increase the portion of the revolving credit facility that may be used for letters of credit to $375 million from $300 million (to allow for $75 million to be issued on behalf of Non-Debtors) grant the administrative agents the authority to extend the time to deliver financial statements, permit guarantees in connection with certain letters of credit, permit investments in Calpine Greenfield Commercial Trust solely to finance the Greenfield LP in an amount not to exceed $45 million, and permit the establishment of a separate account to hold funds constituting “restricted cash” for the benefit of certain project lessors.

See Note 22 of the Notes to Consolidated Financial Statements included in the 2005 Form 10-K, Note 6 of the Notes to Consolidated Condensed Financial Statements included in the 2006 First Quarter Form 10-Q, Note 7 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Second Quarter Form 10-Q.

Index Definitions

and Note 7 of the Notes to Consolidated Condensed Financial Statements included in the 2006 Third Quarter Form 10-Q for further discussion of the DIP Facility.

9.  Reorganization Items

Reorganization items represent the direct and incremental costs of being in Chapter 11, such as professional fees, pre-petition liability claim adjustments related to terminated contracts that are probable and can be estimated and charges related to expected allowed claims.

The table below lists the significant items recognized within this category for the month ended September 30, 2006 (in millions):

Provision for expected allowed claims(1)	$87.1
Professional fees	13.3
DIP financing costs	1.3
Other(2)	0.1
Total reorganization items	$101.8

__________

(1)	This charge primarily includes repudiation, rejection or termination of contracts or guarantee of obligations.
(2)

This charge includes foreign exchange adjustments on LSTC items denominated in a foreign currency and governed by foreign law and employee severance costs and is net of interest income earned on cash accumulated as a result of our Chapter 11 cases.

See Note 4 of the Notes to Consolidated Financial Statements included in our 2005 Form 10-K and Note 3 of the Notes to Consolidated Condensed Financial Statements included in each of our 2006 Forms 10-Q for a discussion of reorganization items.

Index Definitions

SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in thousands)

September 30, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$758,754	$230,221	$—	$988,975
Accounts receivable, net	739,264	153,490	(64,711)	828,043
Accounts receivable (payable) from affiliates, net	38,696,444	2,450,540	(41,146,984)	—
Margin deposits and other prepaid expense	298,502	55,133	(11,663)	341,972
Inventories	153,981	26,776	—	180,757
Restricted cash	188,448	243,321	—	431,769
Current derivative assets	127,469	57,409	—	184,878
Current assets held for sale	—	367,600	—	367,600
Other current assets	951,164	56,280	(904,852)	102,592
Total current assets	41,914,026	3,640,770	(42,128,210)	3,426,586
Restricted cash, net of current portion	47,892	144,107	—	191,999
Notes receivable, net of current portion	143,623	1,671	—	145,294
Notes receivable from affiliates, net of current portion	4,259,284	38,100	(4,297,384)	—
Project development costs	26,309	—	—	26,309
Investments	11,219,375	9,905,318	(21,023,382)	101,311
Deferred financing costs	40,566	117,277	—	157,843
Prepaid lease, net of current portion	184,203	578	—	184,781
Property, plant and equipment, net	7,941,759	5,948,147	(871)	13,889,035
Goodwill	45,160	—	—	45,160
Other intangible assets, net	15,724	35,608	—	51,332
Long-term derivative assets	307,278	87,114	—	394,392
Other assets	336,808	288,415	(11,551)	613,672
Intercompany	569,357	22,081	(591,438)	—
Total assets	$67,051,364	$20,229,186	$(68,052,836)	$19,227,714

Index Definitions

CONSOLIDATING CONDENSED BALANCE SHEET — (Continued)

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$499,385	$1,569,880	$(1,585,360)	$483,904
Accrued payroll and related expense	36,781	1,067	—	37,848
Accrued interest payable	353,854	62,177	(241,489)	174,542
Income taxes payable	99,073	—	—	99,073
Notes payable and other borrowings, current portion	733,984	140,233	(724,479)	149,738
Preferred interests, current portion	—	8,722	—	8,722
Capital lease obligations, current portion	187,309	99,449	(2,228)	284,530
CCFC financing, current portion	—	3,208	—	3,208
CalGen financing, current portion	2,510,827	—	—	2,510,827
Construction/project financing, current portion	133,667	424,687	—	558,354
DIP Facility, current portion	3,500	—	—	3,500
Current derivative liabilities	191,807	86,073	—	277,880
Current liabilities held for sale	—	363,780	—	363,780
Other current liabilities	206,451	140,792	(11,664)	335,580
Total current liabilities	4,956,638	2,900,068	(2,565,220)	5,291,486
Notes payable and other borrowings, net of current portion	4,242,539	2,030,309	(5,852,129)	420,719
Preferred interests, net of current portion	—	574,893	—	574,893
Capital lease obligations, net of current portion	317,397	—	(317,173)	224
CCFC financing, net of current portion	—	778,663	—	778,663
Construction/project financing, net of current portion	246,154	1,228,046	—	1,474,200
DIP Facility, net of current portion	993,875	—	—	993,875
Deferred income taxes, net of current portion	112,246	292,907	—	405,153
Deferred revenue	100,356	21,985	(12,421)	109,920
Long-term derivative liabilities	420,007	108,152	—	528,159
Other liabilities	127,373	28,994	(4)	156,363
Total liabilities not subject to compromise	11,516,585	7,964,017	(8,746,947)	10,733,655
Liabilities subject to compromise	53,542,813	432	(38,503,633)	15,039,613
Commitments and contingencies
Minority interests	—	270,712	—	270,712
Stockholders’ equity (deficit):
Common stock	31,542	5,100	(36,098)	544
Additional paid-in capital	25,684,127	10,551,623	(32,965,175)	3,270,575
Accumulated deficit	(23,614,069)	1,440,036	12,155,333	(10,018,700)
Accumulated other comprehensive loss	(109,634)	(2,734)	43,683	(68,685)
Total stockholders’ equity (deficit)	1,991,966	11,994,025	(20,802,257)	(6,816,266)
Total liabilities and stockholders’ equity (deficit)	$67,051,364	$20,229,186	$(68,052,836)	$19,227,714

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index Definitions

SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the Period from September 1, 2006, to September 30, 2006

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$558,694	$181,470	$(310,802)	$429,362
Sales of purchased power and gas for hedging and optimization	244,536	10,539	(251,782)	3,293
Mark-to-market activities, net	5,184	18,005	—	23,189
Other revenue	33,640	2,587	(30,634)	5,593
Total revenue	842,054	212,601	(593,218)	461,437
Cost of revenue:
Plant operating expense	418,415	49,339	(392,176)	75,578
Royalty expense	2,257	—	—	2,257
Transmission purchase expense	2,844	3,233	—	6,077
Purchased power and gas expense for hedging and optimization	(58,042)	(8,473)	52,365	(14,150)
Fuel expense	457,727	83,895	(253,410)	288,212
Depreciation and amortization expense	30,696	18,313	(1)	49,008
Operating plant impairments	—	—	—	—
Operating lease expense	5,360	—	—	5,360
Other cost of revenue	3,915	2,145	—	6,060
Total cost of revenue	863,172	148,452	(593,222)	418,402
Gross profit	(21,118)	64,149	4	43,035
(Income) loss from unconsolidated investments	478,612	(44,008)	(434,604)	—
Equipment, development project and other impairments	599	418	—	1,017
Project development expense	1,091	390	—	1,481
Research and development expense	1,408	—	—	1,408
Sales, general and administrative expense	17,525	3,714	—	21,239
Income (loss) from operations	(520,353)	103,635	434,608	17,890
Interest expense	43,028	37,290	(3,702)	76,616
Interest (income)	(7,576)	(2,772)	3,702	(6,646)
Minority interest expense	—	2,594	—	2,594
Other (income) expense, net	(2,585)	(772)	3	(3,354)
Income (loss) before reorganization items and provision (benefit) for income taxes	(553,220)	67,295	434,605	(51,320)

Index Definitions

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS — (Continued)

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Reorganization items	$101,836	$—	$—	$101,836
Income (loss) before provision (benefit) for income taxes	(655,056)	67,295	434,605	(153,156)
Provision (benefit) for income taxes	42,438	(43,824)	—	(1,386)
Net income (loss)	$(697,494)	$111,119	$434,605	$(151,770)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index Definitions

SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(in thousands)

For the Period from September 1, 2006, to September 30, 2006

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$17,184	$4,276	$1,026

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on September 1, 2006; September 8, 2006; September 15, 2006; September 22, 2006; and September 29, 2006.

Index Definitions

SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the Period from September 1, 2006, to September 30, 2006

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$42,438	$39
State and local taxes:
Property	5,833	1,222
Sales and use	(8,515)	1,356
Franchise	113	113
Other	28	28
Total state and local taxes	(2,541)	2,719
Total taxes	$39,897	$2,758

Index Definitions

SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

TOTAL DISBURSEMENTS BY DEBTOR

For the Month Ended September 30, 2006

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	—
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	3,713
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	39,564
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	12,472
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	120,495
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	2,126
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	10,092
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	2,976,115
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—
Calpine Calistoga Holdings, LLC	05-60377-BRL	—
Calpine Capital Trust	05-60325-BRL	—

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR (continued)

Legal Entity	Case Number	Disbursements
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	189,216
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	10,265,055
Calpine Corporation	05-60200-BRL	51,762,860
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	173,618
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	356,557,249
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	1,026,895
Calpine Geysers Company, LP	06-10939-BRL	3,418
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	17,723
Calpine Global Services Company, Inc.	05-60246-BRL	12,085
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	29,993
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	16,569
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—
Calpine Hidalgo Power GP, LLC	06-10030-BRL	—
Calpine Hidalgo Power, LP	06-10028-BRL	—

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR (continued)

Legal Entity	Case Number	Disbursements
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	—
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	36,490
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	31,563
Calpine Operating Services Company, Inc.	05-60322-BRL	29,235,541
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	89,166
Calpine Pittsburg, LLC	05-60307-BRL	6,827
Calpine Power Company	05-60202-BRL	1,809
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	15
Calpine Power Services, Inc.	05-60323-BRL	189,748
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	408,050
Calpine PowerAmerica-CA, LLC	05-60213-BRL	125,192
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—
Calpine PowerAmerica-NH, LLC	06-10032-BRL	—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR (continued)

Legal Entity	Case Number	Disbursements
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	12,362,624
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	6,455
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	10,839
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	121,889
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	63,165
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	697,124
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	1,614,384
Corpus Christi Cogeneration L.P.	05-60441-BRL	263,304
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	114,315
CPN Cascade, Inc.	05-60449-BRL	—
CPN Clear Lake, Inc.	05-60287-BRL	—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR (continued)

Legal Entity	Case Number	Disbursements
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	110,382
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	6,979
CPN Telephone Flat, Inc.	05-60306-BRL	400
Decatur Energy Center, LLC	05-60313-BRL	120,034
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	29,637
Dighton Power Associates Limited Partnership	05-60382-BRL	14,483
East Altamont Energy Center, LLC	05-60386-BRL	444
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	45,283
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	2,748,030
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	918,501
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	16,364
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	3,446,763
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	13,786
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	(797,277)
Los Medanos Energy Center LLC	05-60405-BRL	62,121
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	435
MEP Pleasant Hill, LLC	05-60334-BRL	297,359
Moapa Energy Center, LLC	05-60337-BRL	4,600
Mobile Energy L L C	05-60344-BRL	9,362
Modoc Power, Inc.	05-60346-BRL	—
Morgan Energy Center, LLC	05-60353-BRL	42,349

Index Definitions

TOTAL DISBURSEMENTS BY DEBTOR (continued)

Legal Entity	Case Number	Disbursements
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	27,853
Nissequogue Cogen Partners	05-60388-BRL	(7,532,388)
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,594,094
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	292,362
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	323,094
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	6,293,276
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	207,945
Rumford Power Associates Limited Partnership	05-60467-BRL	340
Russell City Energy Center, LLC	05-60411-BRL	65,696
San Joaquin Valley Energy Center, LLC	05-60413-BRL	—
Silverado Geothermal Resources, Inc.	06-10198-BRL	130,137
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	2,191,012
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	7,888,950
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	150,935
Texas City Cogeneration, L.P.	05-60434-BRL	1,295,239
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	3,000
Tiverton Power Associates Limited Partnership	05-60357-BRL	345
Towantic Energy, L.L.C.	05-60364-BRL	38,352
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	9,258

TOTAL		$488,667,293

Index Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from September 1, 2006, to September 30, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.

Index Definitions

SCHEDULE VII

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

For the Three and Nine Months Ended September 30, 2006

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Revenue:
Electricity and steam revenue	$1,842,575	$4,070,045
Sales of purchased power and gas for hedging and optimization	272,932	891,092
Mark-to-market activities, net	28,461	88,151
Other revenue	14,411	56,657
Total revenue	2,158,379	5,105,945
Cost of revenue:
Plant operating expense	174,552	519,877
Royalty expense	7,151	18,411
Transmission purchase expense	18,213	56,218
Purchased power and gas expense for hedging and optimization	296,385	857,484
Fuel expense	1,105,248	2,473,657
Depreciation and amortization expense	121,569	350,642
Operating plant impairments	7	52,507
Operating lease expense	11,432	53,030
Other cost of revenue	14,232	53,433
Total cost of revenue	1,748,789	4,435,259
Gross profit	409,590	670,686
(Income) from unconsolidated investments	—	—
Equipment, development project and other impairments	(3,462)	64,169
Long-term service agreement cancellation charge	—	—
Project development expense	5,153	13,249
Research and development expense	4,184	11,178
Sales, general and administrative expense	49,026	147,349
Income from operations	354,689	434,741
Interest expense	227,724	819,576
Interest (income)	(19,918)	(59,442)
Minority interest expense	7,658	10,325
Loss from repurchase of various issuances of debt	—	18,131
Other (income) expense, net	(8,912)	(10,766)
Loss before reorganization items, benefit for income taxes, discontinued operations and cumulative effect of a change in accounting principle	$148,137	$(343,083)
Reorganization items	145,273	1,098,594
Loss before benefit for income taxes, discontinued operations and cumulative effect of a change in accounting principle	2,864	(1,441,677)
(Benefit) for income taxes	1,202	(35,632)
Loss before discontinued operations and cumulative effect of a change in accounting principle	1,662	(1,406,045)
Discontinued operations, net of tax benefit	—	—
Cumulative effect of a change in accounting principle, net of tax provision of $— and $312	—	505
Net income (loss)	$1,662	$(1,405,540)

Index Definitions

SCHEDULE VIII

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

For the Nine Months Ended September 30, 2006

Cash flows from operating activities:
Net loss	$(1,405,540)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	437,265
Impairment charges	116,676
Deferred income taxes, net	(35,632)
(Gain) loss on sale of assets	1,594
Foreign currency transaction loss (gain)	(1,658)
(Gain) loss on settlement of notes receivable	(6,025)
Loss (gain) on repurchase of debt	18,131
Minority interest expense	10,325
Change in net derivative liability	31,757
Income from unconsolidated investments in power projects
Distributions from unconsolidated investments in power projects
Stock compensation expense	5,909
Reorganization items	975,922
Other	170
Change in operating assets and liabilities:
Accounts receivable	154,719
Other current assets	19,992
Other assets	2,349
Accounts payable, liabilities subject to compromise and accrued expenses	(238,203)
Other liabilities	78,995
Net cash provided by operating activities	166,746
Cash flows from investing activities:
Purchases of property, plant and equipment	(159,319)
Disposals of property, plant, and equipment	12,924
Purchase of The Geysers Assets	(266,846)
Disposals of investments, net of holdbacks	37,988
Advances to joint ventures	(31,000)
Project development costs
Cash flows from derivatives not designated as hedges	(95,371)
Decrease (increase) in restricted cash	441,953
Other	13,478
Net cash used in investing activities	(46,193)

Index Definitions

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS — (Continued)

(Unaudited)

(in thousands)

Cash flows from financing activities:
Borrowings from notes payable and lines of credit	$—
Repayments of notes payable and lines of credit	(173,616)
Borrowings from project financing	121,097
Repayments of project financing	(108,986)
Repayments on CalGen financing	—
DIP Facility borrowings	1,150,000
Repayments of DIP Facility	(177,625)
Proceeds from issuance of convertible senior notes	—
Repurchase of convertible senior notes	—
Repayments and repurchases of senior notes	(646,105)
Proceeds from issuance of preferred interests	—
Redemptions of preferred interests	(9,281)
Proceeds from Deer Park prepaid commodity contract	—
Financing costs	(34,428)
Other	(20,819)
Net cash provided by financing activities	100,237
Effect of exchange rate changes on cash and cash equivalents	—
Net increase (decrease) in cash and cash equivalents, including discontinued operations cash	220,790
Change in discontinued operations cash classified as current assets held for sale	(17,452)
Net increase (decrease) in cash and cash equivalents	203,338
Cash and cash equivalents, beginning of period	785,637
Cash and cash equivalents, end of period	$988,975

Cash paid during the period for:
Interest, net of amounts capitalized	$772,462
Income taxes	$234
Reorganization items included in operating activities	$77,784
Reorganization items included in financing activities	$33,838

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of the Geysers Assets	$180,607
Letter of credit draws under the CalGen financing	$71,458
Capital contribution (equipment) to Greenfield Energy Center	$27,854